THERMEDICS INC.

                         Subsidiaries of the Registrant
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      At February 28, 1999, the Registrant owned the following companies:

                                                                             STATE OR
                                                                         JURISDICTION OF       PERCENT OF
                                 NAME                                     INCORPORATION        OWNERSHIP
------------------------------------------------------------------------------------------------------------

  Corpak Inc.                                                             Massachusetts           100
    Walpak Company                                                           Illinois             100
  TV Acquisition Corporation                                                 Delaware             100
  TMD Holdings Inc.                                                          Delaware             100
  TMO TCA Holdings, Inc.                                                     Delaware             100
  Thermedics Detection Inc.                                               Massachusetts         83.79**
  (additionally, 4.57% of the shares are owned directly by The
  Thermo Electron Companies Inc.)
    Detection Securities Corporation                                      Massachusetts           100
    Orion Research, Inc.                                                  Massachusetts           100
      Advanced Sensor Technology                                          Massachusetts           100
      Orion Research Limited                                              United Kingdom          100
      Orion Research Puerto Rico, Inc.                                       Delaware             100
      Russell pH Limited                                                     Scotland             100
    Rutter & Co.                                                           Netherlands            100
      Rutter Instrumentation S.A.R.L.                                         France               90
      Systech B.V.                                                         Netherlands             50
    ThermedeTec Corporation                                                  Delaware             100
      Thermedics Detection de Argentina S.A.                                Argentina             100
      (1% of which shares are owned directly by Thermedics Detection
       Inc.)
      Thermedics Detection de Mexico, S.A. de C.V.                            Mexico              100
      Thermedics Detection GmbH                                              Germany              100
      Thermedics Detection Limited                                        United Kingdom          100
      Thermedics Detection Scandinavia AS                                     Norway              100
  Thermo Sentron Inc.                                                        Delaware           74.25**
  (additionally, 12.00% of the shares are owned directly by The
  Thermo Electron Companies Inc.)
    Allen Coding Systems Limited                                          United Kingdom          100
      Allen Coding Corporation                                               Delaware             100
    Goring Kerr Limited                                                   United Kingdom          100
      Best Checkweighers Limited                                          United Kingdom          100
      Intertest (UK) Limited                                              United Kingdom          100
    Goring Kerr Detection Limited                                         United Kingdom          100
      Graseby Goring Kerr (NZ) Limited                                     New Zealand            100
      Graseby Goring Kerr Canada Inc.                                        Ontario              100
      Graseby Product Monitoring GmbH                                        Germany              100
    Goring Kerr Inc.                                                         New York             100
    Ramsey France S.A.R.L.                                                    France              100
    Ramsey Ingenieros S.A.                                                    Spain               100
    Ramsey Italia S.R.L.                                                      Italy               100
      Tecno Europa Elettromeccanica S.R.L.                                    Italy               100
    Ramsey Technology Inc.                                                Massachusetts           100
      Xuzhou Ramsey Technology Development Co., Limited                       China               50*
    Thermo Sentron Australia Pty. Ltd..                                     Australia             100

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                                                                             STATE OR
                                                                         JURISDICTION OF       PERCENT OF
                                 NAME                                     INCORPORATION        OWNERSHIP
------------------------------------------------------------------------------------------------------------

    Thermo Sentron B.V.                                                    Netherlands            100
    Thermo Sentron Canada Inc.                                                Canada              100
    Thermo Sentron GmbH                                                      Germany              100
    Thermo Sentron Limited                                                United Kingdom          100
    Hitech Electrocontrols Limited                                        United Kingdom          100
      Hitech Licenses Ltd.                                                United Kingdom          100
      Hitech Metal Detectors Ltd.                                         United Kingdom          100
    Westerland Engineering Ltd.                                           United Kingdom          100
  Thermo Sentron SEC Corporation                                          Massachusetts           l00
  Thermo Sentron (South Africa) Pty. Ltd.                                  South Africa           100
TMD Securities Corporation                                                Massachusetts           100
  Thermo Cardiosystems Inc.                                               Massachusetts         60.05**
  (additionally, 0.21% of the shares are owned directly by The
  Thermo Electron Companies Inc.)
    International Technidyne Corporation                                     Delaware             100
      International Technidyne Corporation Limited                        United Kingdom          100
    Nimbus Inc.                                                           Massachusetts           100
    TCA Securities Corporation                                            Massachusetts           100
  Thermo Voltek Corp.                                                        Delaware           66.45**
  (additionally, 2.74% of the shares are owned directly by The
  Thermo Electron Companies Inc.)
    Thermo Voltek Europe B.V.                                              Netherlands            100
      Comtest Instrumentation, B.V.                                        Netherlands            100
      Comtest Italia S.R.L.                                                   Italy               100
      Comtest Limited                                                     United Kingdom          100
        Milmega Limited                                                   United Kingdom          100
    TVL Securities Corporation                                               Delaware             100
    UVC Realty Corp.                                                         New York             100


*  Joint Venture/Partnership
** As of January 2, 1999

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